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                                                            1250 Borregas Avenue
[CATALYST LOGO]                                              Sunnyvale, CA 94089
                                                              Phone 408.542.1000
                                                                Fax 408.542.1200
                                                  www.catalyst-semiconductor.com



            CATALYST SEMICONDUCTOR TO HOLD ITS 2003 ANNUAL MEETING OF
      STOCKHOLDERS ON AUGUST 6, 2003 AND SCHEDULES NEWS RELEASE/CONFERENCE
          CALL TO DISCUSS FISCAL FOURTH QUARTER 2003 FINANCIAL RESULTS

SUNNYVALE, CALIF., MAY 22, 2003 - Catalyst Semiconductor (Nasdaq: CATS) today announced the dates and details of its 2003 Annual Meeting of Stockholders and its fiscal fourth quarter investor conference call.

Annual Meeting of Stockholders

The Company's 2003 Annual Meeting of Stockholders will be conducted on August 6, 2003. Proposals that are intended to be presented by stockholders at the Annual Meeting must be received by Catalyst no later than June 2, 2003 in order that they may be considered for inclusion in the proxy statement and form of proxy relating to the meeting. Stockholders must submit their proposals to the attention of the Secretary, Catalyst Semiconductor, Inc., 1250 Borregas Avenue, Sunnyvale, California 94089. In addition, if a stockholder fails to properly submit his or her proposal prior to June 4, 2003, then the proxy holders may use their discretionary voting authority when the proposal is raised at the Annual Meeting.

Quarterly Investor Conference Call/Webcast

In addition, Catalyst will report its fiscal fourth quarter 2003 financial results following the close of regular trading on Thursday, May 29, 2003. The news release will be followed by a conference call available to all interested parties beginning at 2:00 p.m. Pacific Time. A copy of the news release will be available on the company's web site www.catalyst-semiconductor.com or by calling Joan Vargas of Catalyst Semiconductor at (408) 542-1051.

      The Catalyst Conference Call may be accessed via:

      TELEPHONE:           Dial 800/886-8681 prior to the start of the call at
                           2:00 p.m. Pacific Time/5:00 p.m. Eastern Time.

                           Note: If the number of lines allocated to the call is exhausted, the web cast or replay should be utilized.

      INTERNET SIMULCAST:  WWW.CATALYST-SEMICONDUCTOR.COM OR
                           WWW.COMPANYBOARDROOM.COM

                           Please allow 15 minutes prior to the call to visit these sites to download and install any necessary audio software.

               REPLAY: The teleconference will be rebroadcast until 4:00 p.m. Pacific Time, Friday, June 6, 2003 and can be accessed by:

                               - Dialing 800-633-8284 (international callers can dial 402-977-9140) and entering RESERVATION #21145094

                                                         Or

                               - Clicking on the "Quarterly Conference Call" icon on the company's web site.

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ABOUT CATALYST SEMICONDUCTOR

Founded in 1985, Catalyst Semiconductor, Inc. is headquartered in Sunnyvale, Calif. The Company designs and markets a broad range of programmable products including Flash Memories, Serial and Parallel EEPROMs with I2C, SPI and Microwire interfaces, NVRAM, Digitally Programmable Potentiometers (DPP(TM)), Microcontroller Supervisory circuits and other programmable Mixed Signal products. Catalyst products are used in telecommunications, networking systems, computation, automotive, industrial and consumer markets. Typical applications include optical networks, modems, wireless LANs, network cards, PC BIOS, DIMM modules, cellular telephones, digital satellite box receivers, set-top boxes and Internet routers. Catalyst's Quality Management System is ISO 9001 certified. For additional information about Catalyst Semiconductor, please visit our web site at www.catalyst-semiconductor.com.